Exhibit 99.1

Aptevo Advances Next-Generation Trispecific Candidate Toward Clinical Development

Company making critical progress in scalable manufacturing and preparing the lead trispecific candidate for future human testing

Trispecifics combine three complementary cancer-fighting functions in one molecule, enabling a coordinated approach to recognizing cancer, activating immune cells and addressing tumor defenses

SEATTLE, WA – September 24, 2026 – Aptevo Therapeutics Inc. (“Aptevo” or the “Company”) (Nasdaq: APVO), a clinical-stage biotechnology company developing novel multispecific immuno-oncology therapeutics based on its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platform technologies, today announced progress in its next-generation trispecific programs. The Company is optimizing several trispecific candidates for reliable, scalable manufacturing, an essential step toward future human testing. Aptevo expects to enter Investigational New Drug (“IND”) enabling studies for the lead candidate, APVO451, in 1H2027.

Trispecific therapies are gaining attention across cancer drug development as researchers explore their potential to bring multiple complementary functions together in a single molecule. Trispecifics are engineered to do more than traditional antibody therapies. Each molecule can combine three complementary functions to recognize cancer, activate an immune attack and help overcome defenses that cancer uses to survive. Aptevo’s protein-engineering and process development expertise makes it possible to bring these carefully selected functions together in one stable molecule and create differentiated therapies for specific cancers.

“Trispecifics open an exciting new path in cancer drug development by allowing us to engineer several complementary functions into one therapy,” said Peter Pavlik, PhD, Senior Director of Protein Engineering at Aptevo. “We are now taking the critical next step— optimizing trispecific candidates for reliable, scalable manufacturing, an essential step toward future human testing. Aptevo expects to enter Investigational New Drug (“IND”)- enabling studies for the lead candidate, APVO451, in 1H2027. This progress reflects both the strength of our engineering capabilities and our ability to translate promising science into potential medicines.”

The Company’s trispecific programs build on its multispecific expertise, offering the potential to create differentiated candidates—and value—across multiple cancer programs.

Why This Work Builds Value

Aptevo is moving its trispecific candidates beyond molecular design by developing reliable, scalable manufacturing methods to produce them for human testing. Showing that these complex molecules can be manufactured consistently helps reduce a major development risk and prepares the lead candidate for the steps required before human testing. The same expertise and capabilities may also support additional trispecific candidates, strengthening the broader ADAPTIR-FLEX™ platform and creating more opportunities for future clinical progress and partnerships.

Aptevo expects to present additional details on these ongoing development activities at an upcoming international scientific conference.

About Aptevo Therapeutics

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company focused on developing novel multispecific immunotherapies for the treatment of cancer. The Company’s pipeline candidates are created from its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platform technologies and are designed to engage the immune system through differentiated mechanisms of action. Aptevo’s mission is to improve treatment outcomes and transform the lives of cancer patients.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding Aptevo’s plans and expectations for its multispecific therapeutic candidates; the potential benefits, activity, safety, manufacturability or clinical utility of such candidates; the effectiveness of the ADAPTIR™ and ADAPTIR-FLEX™ platforms; the development of cell lines, purification strategies, quality-control assays and lot-release assays; the ability to establish scalable and reproducible manufacturing processes; the timing and content of future scientific presentations; and the expected timing of entering IND enabling studies and the expected timing of an IND submission for the lead therapeutic candidate, are forward-looking statements. These statements are based on Aptevo’s current intentions, beliefs and expectations and involve risks and uncertainties that could cause actual results to differ materially. Additional risks and factors are described in Aptevo’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo undertakes no obligation to update any forward-looking statement.

CONTACT:
Miriam Weber Miller
VP, Investor Relations & Corporate Communications
Aptevo Therapeutics
Email: IR@apvo.com or Millerm@apvo.com
Phone: 206-859-6628